Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TPI Composites, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-212648, 333-216936, 333-223587, 333-230203 and 333-236941 on Form S-8, No. 333-220307 on Form S-3/A, and No. 333-248952 on Form S-3/ASR) on Form 10-K of our report dated February 22, 2023, with respect to the consolidated financial statements of TPI Composites, Inc., and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Phoenix, Arizona
February 22, 2023